 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2020

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	3
ITEM 7.01. REGULATION FD DISCLOSURE	3
SIGNATURE	5

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 19, 2020, DICK'S Sporting Goods, Inc. (the "Company") announced temporary reductions in the base salaries of its named executive officers. Effective March 29, 2020, Edward W. Stack, Chairman and Chief Executive Officer, and Lauren R. Hobart, President, will receive no salary other than an amount covering benefits provided by the Company. The base salary of Lee J. Belitsky, Executive Vice President and Chief Financial Officer, will be reduced by 50%. The executives will remain eligible to participate in the Company’s short-term incentive programs at a level commensurate with their previous salaries. In addition, the base salaries of all other members of the Company’s senior management team, as well as other salaried teammates were temporarily reduced by graduated amounts. The Board of Directors has also agreed to a temporary suspension of its retainer fees.

ITEM 7.01.  REGULATION FD DISCLOSURE

In response to the current business environment as impacted by COVID-19, the Company is taking several precautionary measures and appropriately adjusting its operational needs, including a significant reduction in expenses and planned inventory receipts. As part of these efforts and as referenced above in Item 5.02, the Company temporarily reduced the base salaries of its named executive officers, all other members of the Company’s senior management team and other salaried teammates.

In addition, the Company is modifying its capital allocation plan for 2020. This includes significantly reducing its planned capital expenditures, temporarily suspending its share repurchases and evaluating its dividend program. As previously announced, the Company will pay a quarterly dividend in the amount of $0.3125 per share on the Company’s Common Stock and Class B Common Stock on March 27, 2020 to stockholders of record at the close of business on March 20, 2020.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This Current Report on Form 8-K contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: changes or declines in consumer discretionary spending, including those caused by the impact of COVID-19; the duration of our store closings due to COVID-19; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to private brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the amount devoted to strategic investments and the timing and success of those investments; the integration of strategic acquisitions being more difficult, time-consuming, or costly than expected; the impact of strategic decisions relating to the hunt business, including Field & Stream; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, or tariffs; supply chain or manufacturing disruptions, including those caused by extreme weather, natural disasters, COVID-19, and other public health concerns; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; factors affecting vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, Chairman and Chief Executive Officer; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of the Company's business; and risks associated with being a controlled company. For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 20, 2020. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation. Forward-looking statements included herein are made as of the date of this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: March 25, 2020	By:	/s/ LEE J. BELITSKY
	Name:	Lee J. Belitsky
	Title:	Executive Vice President – Chief Financial Officer